EXHIBIT 99.1
LGI Homes, Inc. Reports Fourth Quarter and Full Year 2024 Results and Issues Guidance for 2025
THE WOODLANDS, Texas, February 25, 2025 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the fourth quarter and year ended December 31, 2024.
“In the face of a mixed macroeconomic backdrop, our strong finish in the fourth quarter enabled us to meet, and in many cases exceed, our strategic goals for 2024,” said Eric Lipar, Chairman and Chief Executive Officer of LGI Homes.
“Our strong execution in the fourth quarter resulted in full year closings of 6,131 homes, including the bulk sale of 103 leased, single-family homes. We successfully ended the year with a record high 151 active communities, an impressive increase of 29.1%. We made significant progress improving profitability. Our full year gross margin was 24.2% and adjusted gross margin was 26.3%. These results represented increases of 120 and 160 basis points over 2023, respectively, and were aligned with our pre-pandemic, historical levels. Our pre-tax net income margin was 11.8%, up 70 basis points from the prior year. Finally, we continued making strategic investments to drive our growth in the years ahead.
“Our near-term outlook for 2025 is tempered by our belief that the affordability challenges encountered in 2024 will continue into this year. Our current guidance reflects our conservatism in the face of this uncertainty and is based on what we believe is attainable if conditions this year are similar to our experience in 2024 and year-to-date. With this in mind, we are projecting full year closings between 6,200 and 7,000 homes, at an average sales price between $360,000 and $370,000. We will continue to lean into incentives while maintaining profitability metrics in-line with our historical averages, supported by a self-developed land pipeline that enables us to deliver margins at or near the top of our peer group. With this in mind, we are projecting full year gross margin between 23.2% and 24.2% and adjusted gross margin between 25.5% and 26.5%.”
Mr. Lipar concluded, “As we look out to 2025, we are staying the course and remain committed to driving profitability through operational discipline and positioning LGI Homes for sustainable success. I thank our team members for their dedication and congratulate them all on the successful results they delivered in 2024. I'm confident in the talent and experience we’ve built here at LGI Homes and believe we are well-positioned to navigate whatever comes our way in 2025.”
Fourth Quarter 2024 Highlights (comparisons to fourth quarter 2023)
•Home sales revenues decreased 8.4% to $557.4 million
•Home closings decreased 12.8% to 1,533 homes
•Average sales price per home closed increased 5.1% to $363,598
•Gross margin as a percentage of home sales revenues decreased 50 basis points to 22.9%.
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues increased 10 basis points to 25.2%
•Net income before income taxes decreased 2.1% to $67.1 million
•Net income decreased 2.3% to $50.9 million, or $2.16 basic EPS and $2.15 diluted EPS
Full Year 2024 Highlights (comparisons to full year 2023)
•Home sales revenues decreased 6.6% to $2.2 billion
•Home closings decreased 10.4% to 6,028 homes. Including the bulk sale of 103 leased, single-family homes, home closings decreased 8.9% to 6,131 homes
•Average sales price per home closed increased 4.2% to $365,394
•Gross margin as a percentage of home sales revenues increased 120 basis points to 24.2%

•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues increased 160 basis points to 26.3%
•Net income before income taxes decreased 1.1% to $258.9 million
•Net income decreased 1.6% to $196.1 million, or $8.33 basic EPS and $8.30 diluted EPS
•Active selling communities at December 31, 2024 increased 29.1% to 151
•Total owned and controlled lots at December 31, 2024 of 70,899
•Ending backlog at December 31, 2024 of 599 homes
•Ending backlog value at December 31, 2024 of $236.5 million
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.
Balance Sheet Highlights
•Net debt to capitalization of 41.2% at December 31, 2024
•Total liquidity of $323.7 million at December 31, 2024, including cash and cash equivalents of $53.2 million and $270.5 million of availability under the Company’s revolving credit facility
Full Year 2025 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release and the assumptions noted below, the Company is providing the following guidance for the full year 2025. The Company expects:
•Home closings between 6,200 and 7,000
•Active selling communities at the end of 2025 between 160 and 170
•Average sales price per home closed between $360,000 and $370,000
•Gross margin as a percentage of home sales revenues between 23.2% and 24.2%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues between 25.5% and 26.5% with capitalized interest accounting for substantially all of the difference between gross margin and adjusted gross margin
•SG&A as a percentage of home sales revenues between 14.0% and 15.0%
•Effective tax rate of approximately 24.5%
This outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates and mortgage availability, in the remainder of 2025 are similar to those experienced to date in 2025 and that the average sales price per home closed, construction costs, availability of land and land development costs in the remainder of 2025 are consistent with the Company’s recent experience. In addition, this outlook assumes that governmental regulations relating to land development and home construction are similar to those currently in place and does not take into account any changes to U.S. trade policies, including the imposition of tariffs and duties on homebuilding products.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, February 25, 2025 (the “Earnings Call”).
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at https://investor.lgihomes.com.
An archive of the Earnings Call webcast will be available for replay on the Company’s website for one year from the date of the Earnings Call.

About LGI Homes, Inc.
Headquartered in The Woodlands, Texas, LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes across 36 markets in 21 states. As one of America’s fastest growing companies, LGI Homes has closed over 75,000 homes since its founding in 2003 and has delivered profitable financial results every year. Nationally recognized for its quality construction and exceptional customer service, LGI Homes was named to Newsweek’s list of the World’s Most Trustworthy Companies. LGI Homes’ commitment to excellence extends to its more than 1,000 employees, earning the Company numerous workplace awards at the local, state, and national level, including the Top Workplaces USA 2024 Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning projected 2025 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues, SG&A as a percentage of home sales revenues, and effective tax rate, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company's business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 and subsequent filings by the Company with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 when it is filed with the SEC. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$53,197	$48,978
Accounts receivable	28,717	41,319
Real estate inventory	3,387,853	3,107,648
Pre-acquisition costs and deposits	36,049	30,354
Property and equipment, net	57,038	45,522
Other assets	174,391	113,849
Deferred tax assets, net	9,271	8,163
Goodwill	12,018	12,018
Total assets	$3,758,534	$3,407,851

LIABILITIES AND EQUITY
Accounts payable	$33,271	$31,616
Accrued expenses and other liabilities	207,317	271,872
Notes payable	1,480,718	1,248,332
Total liabilities	1,721,306	1,551,820

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,644,413 shares issued and 23,397,074 shares outstanding as of December 31, 2024 and 27,521,120 shares issued and 23,581,648 shares outstanding as of December 31, 2023	276	275
Additional paid-in capital	337,161	321,062
Retained earnings	2,085,787	1,889,716
Treasury stock, at cost, 4,247,339 shares and 3,939,472 shares, respectively	(385,996)	(355,022)
Total equity	2,037,228	1,856,031
Total liabilities and equity	$3,758,534	$3,407,851

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Home sales revenues	$557,396	$608,414	$2,202,598	$2,358,580

Cost of sales	429,885	465,785	1,669,310	1,816,393
Selling expenses	50,754	49,771	199,950	191,582
General and administrative	31,170	33,016	121,192	117,350
Operating income	45,587	59,842	212,146	233,255
Other income, net	(21,497)	(8,706)	(46,767)	(28,499)
Net income before income taxes	67,084	68,548	258,913	261,754
Income tax provision	16,214	16,459	62,842	62,527
Net income	$50,870	$52,089	$196,071	$199,227
Earnings per share:
Basic	$2.16	$2.21	$8.33	$8.48
Diluted	$2.15	$2.19	$8.30	$8.42

Weighted average shares outstanding:
Basic	23,497,275	23,565,640	23,529,724	23,507,136
Diluted	23,620,777	23,737,448	23,610,457	23,648,548

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of the Company’s operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.

The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Home sales revenues	$557,396	$608,414	$2,202,598	$2,358,580
Cost of sales	429,885	465,785	1,669,310	1,816,393
Gross margin	127,511	142,629	533,288	542,187
Capitalized interest charged to cost of sales	11,884	8,893	42,071	33,368
Purchase accounting adjustments (1)	900	981	4,034	6,492
Adjusted gross margin	$140,295	$152,503	$579,393	$582,047
Gross margin % (2)	22.9%	23.4%	24.2%	23.0%
Adjusted gross margin % (2)	25.2%	25.1%	26.3%	24.7%

(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.

Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, Average Monthly Absorption Rate, and Closing Community Count by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended December 31, 2024
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$122,999	394	$312,180	48.0	2.7
Southeast	131,102	404	324,510	30.0	4.5
Northwest	71,154	139	511,899	16.7	2.8
West	120,775	292	413,613	24.7	3.9
Florida	111,366	304	366,336	24.3	4.2
Total	$557,396	1,533	$363,598	143.7	3.6

	Three Months Ended December 31, 2023
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$166,108	517	$321,292	36.7	4.7
Southeast	159,190	500	318,380	27.0	6.2
Northwest	38,286	78	490,846	10.3	2.5
West	124,527	320	389,147	16.0	6.7
Florida	120,303	343	350,738	22.3	5.1
Total	$608,414	1,758	$346,083	112.3	5.2

	Year Ended December 31, 2024					As of December 31, 2024
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$564,608	1,757	$321,348	44.8	3.3	50
Southeast	538,170	1,635	329,156	27.2	5.0	31
Northwest	258,407	483	535,004	14.3	2.8	18
West	472,655	1,140	414,610	21.7	4.4	26
Florida	368,758	1,013	364,026	22.5	3.8	26
Total	$2,202,598	6,028	$365,394	130.5	3.8	151

	Year Ended December 31, 2023					As of December 31, 2023
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$730,688	2,241	$326,054	35.7	5.2	40
Southeast	556,808	1,716	324,480	24.8	5.8	28
Northwest	251,171	511	491,528	10.2	4.2	11
West	381,102	992	384,175	14.0	5.9	16
Florida	438,811	1,269	345,793	19.2	5.5	22
Total	$2,358,580	6,729	$350,510	103.9	5.4	117

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the year ended December 31, 2024 and (ii) the Company’s owned or controlled lots by reportable segment as of December 31, 2024.

	Year Ended December 31, 2024	As of December 31, 2024
Reportable Segment	Home Closings	Owned (1)	Controlled	Total
Central	1,757	20,099	3,542	23,641
Southeast	1,635	13,870	4,434	18,304
Northwest	483	5,161	3,000	8,161
West	1,140	8,829	4,119	12,948
Florida	1,013	5,358	2,487	7,845
Total	6,028	53,317	17,582	70,899
(1)Of the 53,317 owned lots as of December 31, 2024, 37,432 were raw/under development lots and 15,885 were finished lots.

Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate, and ending backlog homes and value were as follows (dollars in thousands, unaudited):

	Year Ended December 31,
	2024 (4)	2023 (5)	2022 (6)
Net orders (1)	6,037	6,617	5,268
Cancellation rate (2)	22.8%	25.4%	24.4%
Ending backlog - homes (3)	599	590	702
Ending backlog - value (3)	$236,511	$224,851	$252,002
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of retail homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts with varying terms. Ending backlog is valued at the contract amount.
(4)As of December 31, 2024, the Company had 146 units related to bulk sales agreements associated with its wholesale business.
(5)As of December 31, 2023, the Company had 60 units related to bulk sales agreements associated with its wholesale business.
(6)As of December 31, 2022, the Company had 157 units related to bulk sales agreements associated with its wholesale business.

CONTACT:     Joshua D. Fattor
Executive Vice President, Investor Relations and Capital Markets
(281) 210-2586
investorrelations@lgihomes.com